Exhibit 99.1

Incannex Granted 180-Day Extension by Nasdaq to Regain Compliance with Minimum Bid Price Requirement

MELBOURNE, Australia and NEW YORK, USA — October 22 — Incannex Healthcare Inc. (Nasdaq: IXHL), a clinical-stage pharmaceutical company developing innovative combination therapies for high-impact medical conditions, today announced that it has received an additional 180-calendar-day extension from the Nasdaq Stock Market (“Nasdaq”) to regain compliance with the minimum bid price requirement, as outlined in Nasdaq Listing Rule 5550(a)(2).

Incannex now has until April 20, 2026, to meet the requirement for its shares of common stock to maintain a closing bid price of at least US$1.00 per share for a minimum of ten consecutive business days (which may be extended to twenty consecutive business days in the discretion of Nasdaq staff). Nasdaq granted the extension after determining that Incannex continues to meet all other continued listing criteria for the Nasdaq Capital Market, including the market value of publicly held shares, and has provided written notice of its intention to cure the deficiency within the extension period, if necessary, through a reverse stock split.

“We appreciate Nasdaq’s decision to grant this extension, which provides Incannex with continued flexibility as we advance our operational and strategic objectives,” said Joel Latham, President and Chief Executive Officer of Incannex. “This year, we successfully delivered two separate Phase 2 clinical data packages, further validating the strength of our development platform and positioning the Company exceptionally well for its next stage of growth. With an extremely strong cash position and a robust pipeline of combination therapies, we believe Incannex is well-placed to continue executing on its strategy and driving long-term value for shareholders.”

Incannex remains committed to full compliance with all Nasdaq listing requirements and will continue to monitor its share price closely. Incannex plans to take all necessary actions within the prescribed period to regain compliance.

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation, and supported by streamlined operations. Incannex’s lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex’s programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events, future circumstances and Incannex’s future performance. These statements are based on management’s current assumptions, expectations, and beliefs. Examples of forward-looking statements in this press release include statements about, among other things: Incannex’s future intentions regarding its efforts to maintain and/or regain compliance with applicable Nasdaq listing standards; business strategy, future operations; Incannex’s ability to execute on its objectives, prospects o plans; evaluations and judgments regarding Incannex’s research and development efforts and potential future commercialization, including any implications that the results of earlier clinical trials or interim or topline results will be representative or consistent with later clinical trials or their respective interim or final results; the potential benefits and safety of Incannex’s drug candidates and the market opportunity for these candidates; and potential shareholder value. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: that Incannex may fail to comply with Nasdaq listing standards within the applicable extended grace period or following the applicable extended grace period; that Incannex may fail to comply with Nasdaq listing standards other than the bid price rule; the closing price of the common stock may fall below $0.10 for ten consecutive trading days and be subject to Nasdaq’s low bid price rules and subject to delisting or denial of compliance periods; the continued availability of financing; Incannex’s ability to raise capital to fund continuing operations and to maintain or potentially further improve its capital structure; Incannex’s ability to maintain the listing of its shares of common stock on the Nasdaq Stock Market; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex’s development efforts, including Incannex’s ability to progress its drug candidates through clinical trials on the timelines expected and to obtain necessary regulatory approvals for commercialization of its product candidates; the effects of competition from other providers and products as currently existing or that may be developed in the future; that the market for its drug candidates may not grow at the rates anticipated or at all or that estimates for these markets may ultimately be incorrect; that Incannex may be unable to successfully execute upon any commercial discussions; Incannex’s ability to comply with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex’s ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex’s industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law. Incannex’s reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex’s website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. For additional information on Incannex, please visit our website at www.incannex.com.

Investor & Media Contacts

CORE IR

(212) 655-0924

investors@incannex.com

media@incannex.com.au